FOR IMMEDIATE RELEASE	Corporate Headquarters:
Dr. Henry C. Pao
President & CEO
408/222-8888

Supertex Reports Second Fiscal Quarter Results

Sunnyvale, CA (October 22, 2013) - Supertex, Inc. (NASDAQ GS: SUPX)

•	Q2 sales of $17.7 million, 10% higher sequentially and 12% higher year over year
•	Q2 GAAP EPS of $0.24 representing a $0.01 decrease from Q1 in which EPS included an $0.08 favorable discrete tax item, and an $0.18 increase compared to Q2 last year
•	Q2 gross margin of 57% compared to 54% in Q1 and 46% in Q2 of last year
•	Q3 sales expected to be flat to down 5% sequentially

Supertex, Inc. (NASDAQ GS: SUPX), a leader in high voltage mixed signal semiconductors, today reported financial results for the second fiscal quarter ended September 28, 2013. Net sales for the second fiscal quarter were $17,749,000, a 10% increase compared to the prior quarter of $16,198,000 and a 12% increase compared to $15,919,000 in the same quarter last year. On a GAAP basis, net income in the second fiscal quarter was $2,733,000 or $0.24 per diluted share, as compared with $2,886,000 or $0.25 per diluted share in the prior fiscal quarter, and $690,000 or $0.06 per diluted share in the same quarter of the prior fiscal year. Our 2014 first fiscal quarter net income reflected a $0.03 tax benefit resulting from an $0.08 favorable discrete tax item.

For the six months ended September 28, 2013, net sales were $33,947,000, a 6% increase compared to $31,978,000 for the same period of the prior fiscal year, and on a GAAP basis, net income was $5,619,000, or $0.48 per diluted share, a 337% increase as compared with $1,287,000, or $0.11 per diluted share, in the same period of the prior fiscal year.

Non-GAAP earnings per diluted share for the second quarter of fiscal 2014 were $0.30, excluding pre-tax employee stock-based compensation of $705,000, compared with $0.30 in the prior quarter, excluding pre-tax employee stock-based compensation of $643,000, and $0.12 in the same quarter of the prior fiscal year, excluding pretax employee stock-based compensation of $769,000. For the six months ended September 28, 2013, non-GAAP earnings per diluted share were $0.60, excluding pre-tax employee stock-based compensation of $1,348,000, as compared to $0.23 for the same period of the prior fiscal year, excluding pre-tax employee stock-based compensation of $1,514,000.

Overall sales grew 10% sequentially. Medical electronics product sales increased 20%.  LED backlighting and general lighting driver sales grew 24%, with most of the growth occurring in LED drivers for backlighting LCD TVs and high end LCD monitors. Sales to the Printers/EL market as a whole were 3.5% lower, with new printer head driver sales for ceramics and textiles increasing 16% and EL sales decreasing 27%. Industrial/other product sales increased 11%, in part due to increased shipments of a product for an audio application.

Second fiscal quarter gross margin was 57%, a 340 basis point sequential increase driven by higher sales and increased capacity utilization. Operating expense increased by $580,000, or 9%. Income tax rate was 26%, or $943,000, compared to a tax benefit of $314,000 in the prior quarter which had included the benefit resulting from the expiration of statutes of limitations on uncertain tax positions of $949,000. Cash flow generated from operating activities was $2.0 million, sequentially lower by $1.8 million, primarily due to higher tax payments and inventory increase. During the second fiscal quarter we repurchased approximately 147,000 shares of our stock for $3.5 million.

Second Fiscal Quarter Recap

“We had another strong quarter with sequential sales growth and improved operating performance,” stated Dr. Henry C. Pao, President and CEO. “All four of our growth markets, medical ultrasound, LED lighting and backlighting, printers and industrial/other, performed well. Last January we announced our plan for a 20% year-over-year quarterly run-rate sales growth in the fourth quarter, from $14.6 million in the March, 2013 quarter to $17.6 million in the March, 2014 quarter. Since then, sales in all of our four growth markets have increased and we have achieved sales this quarter of $17.7 million. Our recently launched products have been well received and continue to generate design wins, some of which may result in volume production quickly in the coming months. We have many best in class innovative products in the pipeline. We’re very pleased with our gross margin expansion to 57%, our net margin to 15%, and our continued trend of positive cash flow from operating activities.”

Third Fiscal Quarter Outlook

Sales in the third fiscal quarter are expected to be flat to 5% lower sequentially due to normal medical ultrasound market seasonality, partially mitigated by increases in LED lighting and backlighting driver sales. Third quarter gross margin is expected to be 54% to 56%, and the tax rate is expected to be approximately 25%. During the second half of fiscal 2014, the Company expects to launch several new products for medical ultrasound imaging, for industrial, and for driving LEDs for general lighting and for TV backlighting.  Many of these products are innovative and will be covered by patent applications.

Forward-Looking Statements

The industry in which we compete is characterized by extreme rapid changes in technology and frequent new product introductions. We believe that our long-term growth will depend largely on our ability to continue to enhance existing products and to introduce new products and features that meet the continually changing requirements of our customers. All statements contained in this press release that are not historical facts are forward-looking statements. They are not guarantees of future performance or events. They are based upon current expectations, estimates, beliefs, and assumptions about the future, which may prove incorrect, and upon our goals and objectives, which may change. Often such statements can be identified by the use of the words such as "will," "intends," "expects," "plans," "believes," "anticipates" and "estimates." Examples of forward-looking statements include our expectation that third fiscal quarter sales will be flat to 5% lower sequentially, gross margin will be 54% to 56%, our tax rate will be 25%, our belief that some of our recent product launches may result in volume production quickly in the coming months, and our anticipation that during the second half of fiscal 2014 we will launch several new medical ultrasound for medical ultrasound imaging, for industrial, and for driving LEDs for general lighting and for TV backlighting.

These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events but rather involve a number of risks and uncertainties including, but not limited to, whether our customers experience the demand we anticipate for their products based in part upon their input and our order backlog, whether our distributors have the sell-through we anticipate and whether we receive the additional orders we anticipate, whether the designed performance of our devices satisfies our customers' requirements so that they continue to design our devices into their products, whether our devices perform to their design specification, whether competitors introduce devices at lower prices than our devices causing price erosion, whether we are successful in the engineering of new products, whether we encounter production issues in device manufacturing or moving new products from engineering into production, whether customers have requirements for deliveries of newly launched products during fiscal 2014, whether the world-wide economy will be healthy during fiscal 2014, and whether our fab equipment continues to operate at expected capacities without need of replacement, as well as other risk factors detailed in our Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission. Due to these and other risks, our future actual results could differ materially from those discussed above. We undertake no obligation to publicly release updates or revisions to these statements that speak only as of this date.

Conference Call Details

The Company will host a conference call at 2:30 p.m. PT (5:30 p.m. ET) on October 22, 2013, following the earnings release.  President and CEO, Dr. Henry C. Pao, and CFO, Phil Kagel, will present an overview of the second fiscal quarter financial results, discuss current business conditions, and then respond to questions.

The call will be available live for any interested party by dialing 866-952-1906 (domestic) or 785-424-1825 (toll, international) 5 minutes before the scheduled start time. A recorded replay will be available shortly after the call as a downloadable .mp3 file at http://www.supertex.com/company_ir.html until 11:59 p.m. ET, November 22, 2013.

About Supertex

Supertex, Inc. is a publicly held mixed signal semiconductor manufacturer, focused in high voltage products for use in the medical ultrasound imaging, LCD TV and computer monitor backlighting, LED general lighting, telecommunications, printer, flat panel display, industrial and consumer product industries. Supertex product, corporate and financial information is readily available at our website: http://www.supertex.com.

For further information, contact Investor Relations at Supertex, Inc., 1235 Bordeaux Drive, Sunnyvale, California 94089, 408-222-8888 or visit our website at http://www.supertex.com.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP net income and diluted non-GAAP net income per share.  We present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results.  Because these non-GAAP measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.  These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Our management uses each of the above non-GAAP financial measures internally to understand, manage and evaluate our business.  Our management believes it is useful for us and for investors to review, as applicable, both GAAP information, which includes employee stock-based compensation expense, and the non-GAAP measures, which exclude this information, in order to assess the performance of our core continuing businesses and for planning and forecasting in future periods.  Each of these non-GAAP measures is intended to provide investors with an understanding of our operational results and trends that more readily enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operating trends.  Our management believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

Our GAAP cost of sales and operating expenses include employee stock-based compensation. Our non-GAAP financial measures reflect adjustments to exclude this employee stock-based compensation.  We believe cost of sales excluding share-based compensation, R&D expense excluding share-based compensation, and SG&A expense excluding share-based compensation are useful information for investors because comparative differences in the corresponding GAAP measures for different periods may reflect factors such as a different stock price when equity awards were made and different equity award practices rather than changes in the operation of the business.  Stock options are the form of equity compensation we presently utilize and they are a key incentive we offer our employees. We believe they have contributed to the sales earned during the period and will contribute to our future sales generation.  Employee stock-based compensation expenses will recur in future periods.

SUPERTEX, INC.
CONSOLIDATED BALANCE SHEET INFORMATION
(unaudited)

	September 28, 2013	March 30, 2013
	(in thousands)
ASSETS
Cash and cash equivalents	$ 10,163	$ 16,414
Short term investments	146,571	123,847
Trade accounts receivable, net	7,708	7,335
Inventories	12,428	11,344
Deferred tax assets	7,644	7,517
Prepaid income taxes	5,763	3,203
Prepaid expenses and other current assets	2,871	2,538
Total current assets	193,148	172,198
Long term investments	-	13,800
Property, plant and equipment, net	4,124	4,334
Other assets	732	787
Deferred tax assets, noncurrent	5,115	5,659
TOTAL ASSETS	$ 203,119	$ 196,778

LIABILITIES
Trade accounts payable	$ 3,078	$ 2,521
Accrued salaries and employee benefits	14,901	13,230
Other accrued liabilities	682	633
Deferred revenue	2,616	2,651
Income taxes payable	437	165
Total current liabilities	21,714	19,200
Income taxes payable, noncurrent	2,681	3,535
Deferred tax liabilities, noncurrent	115	115
Other accrued liabilities, noncurrent	583	575
Total liabilities	25,093	23,425

SHAREHOLDERS' EQUITY
Common stock	69,875	68,389
Accumulated other comprehensive loss	(93)	(564)
Retained earnings	108,244	105,528
Total shareholders' equity	178,026	173,353
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 203,119	$ 196,778

SUPERTEX, INC.
CONSOLIDATED INCOME STATEMENT INFORMATION
(unaudited)

	Three Months Ended			Six Months Ended
	(in thousands, except per share amounts)
	September 28, 2013	June 29, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Net sales	$ 17,749	$ 16,198	$ 15,919	$ 33,947	$ 31,978
Cost of sales(1)	7,578	7,466	8,571	15,044	17,136
Gross profit	10,171	8,732	7,348	18,903	14,842
Research and development(1)	3,685	3,480	3,556	7,165	7,042
Selling, general and administrative(1)	3,524	3,149	3,449	6,673	6,833
Income from operations	2,962	2,103	343	5,065	967
Interest and other income, net	714	469	616	1,183	818
Income before income taxes	3,676	2,572	959	6,248	1,785
Provision for (benefit from) income taxes	943	(314)	269	629	498
Net income	$ 2,733	$ 2,886	$ 690	$ 5,619	$ 1,287
Net income per share:
Basic	$ 0.24	$ 0.25	$ 0.06	$ 0.49	$ 0.11
Diluted	$ 0.24	$ 0.25	$ 0.06	$ 0.48	$ 0.11
Shares used in per share computation:
Basic	11,505	11,528	11,779	11,516	11,889
Diluted	11,601	11,585	11,782	11,593	11,892

(1) Includes amortization of employee stock-based compensation as follows:
Cost of sales	$ 125	$ 108	$ 130	$ 233	$ 264
Research and development	$ 293	$ 340	$ 335	$ 633	$ 684
Selling, general and administrative	$ 287	$ 195	$ 304	$ 482	$ 566

SUPERTEX, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited)

	Three Months Ended			Six Months Ended
	(in thousands, except per share amounts)
	September 28, 2013	June 29, 2013	September 29, 2012	September 28, 2013	September 29, 2012
GAAP net income	$ 2,733	$ 2,886	$ 690	$ 5,619	$ 1,287
Adjustment for stock-based compensation included in:
Cost of sales	125	108	130	233	264
Research and development	293	340	335	633	684
Selling, general and administrative	287	195	304	482	566
Subtotal	705	643	769	1,348	1,514
Tax effect of stock-based compensation	(13)	(14)	(18)	(27)	(36)
Non-GAAP net income excluding employee stock-based compensation	$ 3,425	$ 3,515	$ 1,441	$ 6,940	$ 2,765

Non-GAAP net income per share:
Basic	$ 0.30	$ 0.30	$ 0.12	$ 0.60	$ 0.23
Diluted	$ 0.30	$ 0.30	$ 0.12	$ 0.60	$ 0.23
Shares used in per share computation:
Basic	11,505	11,528	11,779	11,516	11,889
Diluted	11,601	11,585	11,782	11,593	11,892

SUPERTEX, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP INCOME PER SHARE
(unaudited)

	Three Months Ended			Six Months Ended
	(in thousands, except per share amounts)
	September 28, 2013	June 29, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Shares used in per share computation: Diluted	11,601	11,585	11,782	11,593	11,892

DILUTED:
GAAP net income per share	$ 0.24	$ 0.25	$ 0.06	$ 0.48	$ 0.11
Adjustments to reconcile net income to non-GAAP net income per share:
Employee stock-based compensation effects included in:
Cost of sales	0.01	0.01	0.01	0.02	0.02
Research and development	0.03	0.03	0.03	0.06	0.06
Selling, general and administrative	0.02	0.01	0.02	0.04	0.04
Provision for income taxes	(0.00)	(0.00)	(0.00)	(0.00)	(0.00)
Non-GAAP net income per share excluding employee stock-based compensation	$ 0.30	$ 0.30	$ 0.12	$ 0.60	$ 0.23